SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                              13-4026700
  (State of Incorporation                      (I.R.S. Employer
      or Organization)                          Identification no.)

        1585 Broadway
        New York, NY                                 10036
  (Address of Principal                           (Zip Code)
      Executive Offices)

If this form relates to                  If this form relates to
the registration of a                    the registration of a
class of securities pursuant             class of securities pursuant
to Section 12(b) of the                  to Section 12(g) of  the Exchange
Exchange Act and is effective            Act and is effective pursuant to
pursuant to General Instruction          General Instruction A.(d),
A.(c), please check the                  please check the following box. |_|
following box. |X|

Securities Act registration statement file number to which this form
relates:   333-64879
        (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                Name of Each Exchange on Which
              to be so Registered                Each Class is to be Registered
              -------------------                ------------------------------
SATURNS JP Morgan Chase Capital Security-Backed     New York Stock Exchange
                 Series 2002-6
            Class A Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-8, S-9 through S-11 and S-12 through S-14, respectively, of the Registrant's related Prospectus Supplement, dated June 14, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.



Item 2.  Exhibits.

                  None.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 14, 2002

                                                     MSDW STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By: /s/ John Kehoe
                                                        ------------------------
                                                     Name:  John Kehoe
                                                     Title: Vice President